Exhibit 10.1

CONSENT, WAIVER AND AMENDMENT

This CONSENT, WAIVER AND AMENDMENT (this “Modification Agreement”), dated as of June     , 2017, is entered into by and among Quinpario Acquisition Corp. 2, a Delaware corporation (“Parent”), Quinpario Merger Sub I, Inc., a Delaware corporation (“SourceHOV Merger Sub”), Quinpario Merger Sub II, Inc., a Delaware corporation (“Novitex Merger Sub” and, each of the SourceHOV Merger Sub and the Novitex Merger Sub, a “Merger Sub”), Novitex Holdings, Inc., a Delaware corporation (“Novitex”), SourceHOV Holdings, Inc., a Delaware corporation (“SourceHOV” and, together with Novitex, each a “Company” and collectively, the “Companies”), Novitex Parent, L.P. (“Novitex Parent”), Ex-Sigma LLC, a Delaware limited liability company (“New LLC”), HOVS LLC and HandsOn Fund 4 I, LLC (collectively, the “HGM Group” and together with Parent, SourceHOV Merger Sub, Novitex Merger Sub, Novitex, and SourceHOV, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, Parent, SourceHOV Merger Sub, Novitex Merger Sub, Novitex, SourceHOV, Novitex Parent and the HGM Group, have entered into that certain Business Combination Agreement, dated as of February 21, 2017 (the “Business Combination Agreement”);

WHEREAS, concurrently herewith, Novitex Parent and SourceHOV have entered into that certain commitment letter, dated the date hereof, attached hereto as Exhibit F (the “Loan Commitment Letter”), pursuant to which the lenders named therein have committed to provide financing (the “PIPE Financing”), the net proceeds of which will be used to purchase shares of Parent Common Stock as part of the PIPE Investment concurrently with the closing of the transactions contemplated by the Business Combination Agreement;

WHEREAS, in connection with the PIPE Financing and immediately prior to the closing of the transactions contemplated by the Business Combination Agreement, SourceHOV contemplates entering into the reorganization transactions set forth on Exhibit G hereto (the “Preliminary Merger” and together with the PIPE Financing, the “Preliminary Transactions”);

WHEREAS, following the Preliminary Merger, New LLC will own all of the outstanding shares of SourceHOV Common Stock and all SourceHOV RSU Awards shall become equivalent awards at New LLC (the “New LLC RSU Awards”) and, upon the closing of the SourceHOV Merger under the Business Combination Agreement, New LLC will be issued 80,600,000 shares of Parent Common Stock;

WHEREAS, following the consummation of the transactions contemplated by the Business Combination Agreement, it is intended that the members of New LLC who hold membership interests in New LLC will, upon their receipt of shares of Parent Common Stock as a result of any distribution by New LLC, be entitled to the same rights set forth in the Registration Rights Agreement as if such members were original “Holders” thereunder; and

WHEREAS, the Parties desire to amend the Business Combination Agreement and waive certain provisions of the Business Combination Agreement in accordance with Section 10.8 and Section 10.9 of the Business Combination Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.  Consent, Waiver and Amendment.

(a)                                 Each of the Parties hereby agrees and consents to the Preliminary Transactions and waives any breach or violation by any Party as a result of any action taken by such Party or its Affiliates, on, prior to or after the date hereof, in furtherance of such Preliminary Transactions; provided, that each of Novitex Parent and Parent and their Representatives shall be given the opportunity to review and comment on any and all agreements, arrangements, certificates or other documents entered into in order to effect the Preliminary Transactions and SourceHOV and the HGM Group will incorporate any such comments reasonably proposed by Novitex Parent and/or Parent. Each of the Parties acknowledges and agrees that (i) New LLC will own all of the outstanding shares of SourceHOV Common Stock immediately prior to the closing of the transactions contemplated by the Business Combination Agreement and, upon consummation of the Preliminary Transactions and the closing of the SourceHOV Merger under the Business Combination Agreement, will receive 80,600,000 shares of Parent Common Stock in consideration of the SourceHOV Merger and (ii) except as expressly amended or modified by this Modification Agreement, all of the representations, warranties, covenants and other agreements set forth in the Business Combination Agreement shall continue in full force and effect.

(b)                                 Each of the Parties and their respective Affiliates shall use all reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by the Business Combination Agreement, after giving effect to this Modification Agreement, as promptly as practicable, including to promptly make any necessary filings and submissions required under the HSR Act as a result of the Preliminary Transactions, which filings and submissions shall be subject to Section 7.4 of the Business Combination Agreement. For the avoidance of doubt, the Preliminary Transactions shall be deemed to be “transactions contemplated by the Business Combination Agreement” including for purposes of the closing condition set forth in Section 8.1(a) of the Business Combination Agreement and all documents, agreements and certificates entered into in order to effect the Preliminary Transactions shall be deemed Related Documents.

(c)                                  Within two (2) hours after the execution and delivery of this Modification Agreement, the HGM Group will execute and deliver to Parent, SourceHOV Merger Sub, Novitex Merger Sub, Novitex and Novitex Parent a written consent pursuant to which, among other things, the HGM Group will act by written consent in favor of the adoption of this Modification Agreement and the Business Combination Agreement (as modified by the Modification Agreement), the approval of the Preliminary Transactions and the other transactions contemplated by the Business Combination Agreement thereby waiving any and all rights under the DGCL or otherwise to assert dissenters’ rights or demand appraisal of its shares of SourceHOV Common Stock (as defined herein) in connection with the Preliminary Merger.

(d)                                 Exhibit A of the Business Combination Agreement is amended and restated in the form attached as Exhibit A hereto.

(e)                                  Exhibit B of the Business Combination Agreement is amended and restated in the form attached as Exhibit B hereto.

(f)                                   Exhibit C of the Business Combination Agreement is amended and restated in the form attached as Exhibit C hereto.

(g)                                  Exhibit D of the Business Combination Agreement is amended and restated in the form attached as Exhibit D hereto.

(h)                                 The Parties acknowledge and agree that the resolution contemplated by Section 7.18 of the Business Combination Agreement will cover the acquisition by any officer, director or shareholder (by “director by deputization”) of the Companies of (i) any shares of Parent Common Stock issued in the PIPE Investment and (ii) any shares of Parent Common Stock issued in lieu of cash for the payment of fees and expenses contemplated by Section 7.7 of the Business Combination Agreement.

(i)                                     Notwithstanding anything to the contrary in the Business Combination Agreement, including Section 7.24 thereof, the Parties have entered into Subscription Agreements as of the date hereof on terms and conditions mutually agreed upon by the Parties. The Parties further acknowledge and agree that the Preferred Stock to be issued in connection with the PIPE Investment shall be issued pursuant to the terms set forth in that certain Certificate of Designations, Rights and Limitations of Series A Perpetual Convertible Preferred Stock attached hereto as Exhibit H. In addition, in the event of a foreclosure by the lenders providing the PIPE Financing on any shares of Preferred Stock pledged to secure such PIPE Financing, Parent hereby waives the six month limitation on the voluntary conversion of such Preferred Stock such that the lenders may immediately voluntarily convert such shares of Preferred Stock into Parent Common Stock.

Section 2.  Specific Amendments.  Without limiting Section 1, the following provisions of the Business Combination Agreement are amended as set forth below:

(a)  Section 2.1(c).  Section 2.1(c) is amended and restated as follows:

(c)                                  Notwithstanding anything in this Agreement to the contrary, any SourceHOV Common Stock issued and outstanding immediately prior to the Preliminary Merger that is held by any holder who has not voted in favor of the Preliminary Merger or consented thereto in writing and who is entitled to demand and properly demands appraisal of such SourceHOV Common Stock pursuant to Section 262 of the DGCL (“SourceHOV Dissenting Shares”) shall not be converted into the right to receive membership interests in New LLC, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the DGCL. The holders of SourceHOV Dissenting Shares shall be entitled to receive payment of the fair value of such SourceHOV Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. The SourceHOV Merger Consideration shall be reduced by a number of shares equal to the product of (i) a fraction, the numerator of which is the number of SourceHOV Dissenting Shares, and the denominator of which is the number of shares of SourceHOV Common Stock outstanding immediately prior to the Preliminary Merger assuming the settlement (in shares of SourceHOV Common Stock) of all SourceHOV RSU Awards outstanding, whether vested or unvested, immediately prior to the Preliminary Merger, and (ii) 80,600,000. If any such holder fails to perfect such appraisal right in accordance with the DGCL or withdraws or otherwise loses any such right to appraisal, each such share of SourceHOV Common Stock shall thereupon be converted into and become exchangeable only for the right to receive from New LLC, as of the later of the time that such right to appraisal has been irrevocably lost, withdrawn or expired, consideration payable in the Preliminary Merger, without any interest thereon, and the SourceHOV Merger Consideration shall be recalculated as if such shares were not SourceHOV Dissenting Shares. At the effective time of the Preliminary Merger, any holder of SourceHOV Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. SourceHOV shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or compromise, offer to settle or settle, or otherwise make any binding agreement regarding, any such demands. Except pursuant to Section 2.2(a) or in connection with any prepayment of the PIPE Financing as required pursuant to the collateral coverage requirements thereof, HGM Group shall not permit New LLC to transfer, sell or otherwise dispose of the SourceHOV Dissenting Shares unless and until the holders thereof shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the DGCL and the SourceHOV Merger Consideration shall have been recalculated.

(b)  Section 2.2.  Section 2.2 (a) through (c) are amended and restated as follows:

(a)                                 At the SourceHOV Effective Time, Parent shall deliver the SourceHOV Merger Consideration to New LLC without any deduction with respect to SourceHOV Dissenting Shares. If it is subsequently determined that there should have been a reduction in the SourceHOV Merger Consideration as a result of Section 2.1(c), then upon the repayment in full of the PIPE Financing, New LLC shall return the excess shares to Parent.

(b)                                 Intentionally omitted.

(c)                                  Intentionally omitted.

(c)  Section 2.3(a).  Section 2.3(a) is amended and restated as follows:

(a)  SourceHOV RSU Awards.  Each SourceHOV RSU Award, whether vested or unvested, that is outstanding immediately prior to the Preliminary Merger shall, upon the effectiveness of the Preliminary Merger, automatically and without any action on the part of the holder thereof, be assumed by New LLC and converted into a New LLC RSU Award covering an equal equity interest in New LLC as it previously covered in SourceHOV. Each such equity interest in New LLC shall be subject to the same terms and conditions (including the applicable time-vesting and/or performance-vesting conditions) as applied to the corresponding SourceHOV RSU Award immediately prior to the effectiveness of the Preliminary Merger. Parent shall promptly reimburse New LLC for the cost of administering the New LLC RSU Awards including any tax liability arising out of the New LLC RSU Awards.

(d)  Section 3.2(c)(ii).  Section 3.2(c)(ii) is amended and restated as follows:

(ii)                                to New LLC, the aggregate SourceHOV Merger Consideration into which its SourceHOV Common Stock has been converted pursuant to Section 2.1(a)(iii) and any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.2(e) if it has delivered its share certificates duly endorsed for transfer or a stock power in lieu thereof;

(e)  Section 7.5 and 7.6.  Sections 7.5 and 7.6 shall apply mutatis mutandis to the PIPE Financing.

(f)  Section 7.7(c).  A new Section 7.7(c) is added to the Business Combination Agreement as follows:

(c)                                  In consideration of the purchase of Parent Common Stock with the proceeds of the PIPE Financing, following the Closing, SourceHOV shall reimburse New LLC for any and all reasonable fees, costs and expenses related to the incurrence of the PIPE Financing, and shall provide such reimbursement for all reasonable fees, costs and expenses related to the maintenance of the PIPE Financing, except, in each case, for principal, interest and original issue discount.

(g)  Section 7.16(h).  The first sentence of Section 7.16(h) is amended and restated as follows:

(h)                                 Notwithstanding any other provision of this Section 7.16, the parties hereto acknowledge that Parent intends to file with the SEC as soon as practicable following the date hereof one or more registration statements to provide for the resale from time to time of (i) an aggregate of 3,016,071 of the Retained Shares, as defined in the Forfeiture Agreement, held by certain Affiliates of Parent and related parties and (ii) an aggregate of 17,500,000 Parent Common Shares issuable upon the exercise of an aggregate of 35,000,000 Parent Warrants to be outstanding at Closing; provided that Parent shall not request effectiveness of such registration statement prior to the Closing.

(h)  Section 7.25.  A new Section 7.25 is added to the Business Combination Agreement as follows:

Upon the repayment in full of the PIPE Financing, New LLC shall promptly distribute all shares of Parent Common Stock held thereby to the holders of membership interests of New LLC (other than any shares held by New LLC in respect of any SourceHOV Dissenting Shares or shares underlying any then unvested New LLC RSU Awards).

(i)  Section 8.1(c).  Section 8.1(c) is amended and restated as follows:

(c)  The SourceHOV Merger and the Novitex Merger.  The Preliminary Merger shall have been consummated immediately prior to the SourceHOV Merger and the Novitex Merger. Both the SourceHOV Merger and the Novitex Merger shall have been consummated substantially simultaneously pursuant to the terms of this Agreement and the Related Documents.

(j)  Definition of SourceHOV Merger Consideration.  The definition of the term “SourceHOV Merger Consideration” is amended and restated as follows:

“SourceHOV Merger Consideration” means a number of shares of Parent Common Stock equal to the quotient obtained by dividing 80,600,000 by the number of shares of SourceHOV Common Stock outstanding immediately prior to the SourceHOV Effective Time after giving effect to the Preliminary Merger.

(k)  Definition of HGM Group.  The definition of the term “HGM Group” is amended and restated as follows:

“HGM Group” means HOVS LLC and HandsOn Fund 4 I, LLC and, immediately upon consummation of the Preliminary Merger, New LLC.

Section 3.  Full Force and Effect.  From and after the date hereof, all references in the Business Combination Agreement to “this Agreement,” “hereof” or words of similar import shall mean the Business Combination Agreement as amended and modified by this Modification Agreement. Except as expressly set forth herein, the Business Combination Agreement shall remain in full force and effect on the terms and conditions set forth therein.

Section 4.  Miscellaneous.  All terms and provisions contained in Article 10 of the Business Combination Agreement are incorporated herein by reference to the same extent as if expressly set forth herein.

[signature page follows.]

IN WITNESS WHEREOF, the parties have executed and delivered this Consent, Waiver and Amendment as of the day and year first written above.

QUINPARIO ACQUISITION CORP. 2

By:
Name:
Title:

QUINPARIO MERGER SUB I, INC.

By:
Name:
Title:

QUINPARIO MERGER SUB II, INC.

By:
Name:
Title:

NOVITEX HOLDINGS, INC.

By:
Name:
Title:

SOURCEHOV HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Consent, Waiver and Amendment]

NOVITEX PARENT, L.P.

By:
Name:
Title:

HOVS LLC

By:
Name:
Title:

HANDSON FUND 4 I, LLC

By:
Name:
Title:

EX-SIGMA, LLC

By:
Name:
Title:

[Signature Page to Consent, Waiver and Amendment]

Exhibit A

Nomination Agreement

Exhibit B

Registration Rights Agreement

Exhibit C

Parent Amended and Restated Certificate of Incorporation

Exhibit D

Parent Amended and Restated Bylaws

Exhibit F

Loan Commitment Letter

Exhibit G

Preliminary Merger

•                 SourceHOV will form New LLC as a new wholly-owned limited liability company.

•                  New LLC will form a new wholly-owned corporate subsidiary referred to as “Grandchild Merger Sub.”

•                  Grandchild Merger Sub will be merged with and into SourceHOV, resulting in:

•                  The stockholders of SourceHOV receiving all of the outstanding membership interests in New LLC;

•                  The SourceHOV RSU Awards being converted into New LLC RSU Awards; and

•                  SourceHOV becoming a wholly-owned subsidiary of New LLC.

Exhibit H

Certificate of Designations